UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2009

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA	L4V 1R9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Sale of Optical Networking and Carrier Ethernet Businesses

On December 2, 2009, Nortel Networks Corporation (NNC) announced that at a joint hearing it, its principal operating subsidiary Nortel Networks Limited (NNL), and certain of its other subsidiaries including Nortel Networks Inc. (NNI) obtained orders from the United States Bankruptcy Court for the District of Delaware (U.S. Court) and the Ontario Superior Court of Justice (Canadian Court) approving the asset sale agreement with Ciena Corporation (Ciena) for the sale of Nortel’s North American, Caribbean and Latin American and Asian Optical Networking and Carrier Ethernet businesses (North American Agreement). Certain other Nortel subsidiaries, including Nortel Networks U.K. Limited (in administration), have entered into a separate asset sale agreement with Ciena for the Europe, Middle East and Africa portion of Nortel’s Optical Networking and Carrier Ethernet businesses. Under the agreements, Ciena will pay an aggregate purchase price of US$530 million in cash plus US$239 million principal amount of convertible notes due June 2017 (Notes).

As announced on November 23, 2009, Ciena’s purchase will include substantially all product platforms, patents and intellectual property that are predominantly used in the businesses, and provides for the transition of substantially all of Nortel’s Optical Networking and Carrier Ethernet customer contracts to Ciena. The sale is subject to additional court approvals in France and Israel and certain regulatory approvals, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, other customary closing conditions and certain post-closing purchase price adjustments. Nortel will work diligently with Ciena with a target to close the sale in the first quarter of 2010, subject to the timing of obtaining other regulatory approvals.

In connection with the U.S. Court approval, the parties have agreed to amend a provision of the North American Agreement relating to Ciena’s right to elect to increase the cash purchase price in lieu of issuing all or a portion of the Notes. Pursuant to the amendment, if the volume weighted average price of Ciena’s common stock is less than US$17.00 per share over the ten trading days prior to the date Ciena makes such election and if Ciena elects to increase the cash purchase price in lieu of issuing any of the Notes, Ciena must pay an amount equal to US$1020 in cash in lieu of issuing each corresponding US$1000 in principal amount of the Notes. This amendment could increase the cash purchase price by up to approximately US$243.8 million in lieu of US$239 million principal amount of Notes to be delivered at closing.

Sale of GSM/GSM-R Business

NNC also announced that at the joint hearing, it, NNL, and certain of its other subsidiaries including NNI obtained orders from the United Court and Canadian Court approving the asset sale agreement for the sale of Nortel’s North American GSM business to Telefonaktiebolaget LM Ericsson (Ericsson). Certain other Nortel subsidiaries, including Nortel Networks U.K. Limited (in administration) and Nortel Networks SA, have entered into a separate asset sale agreement with Kapsch Carrier Com AG (Kapsch) for the portion of Nortel’s GSM business outside of North America and for Nortel’s GSM-R business. Under the agreements, Ericsson and Kapsch will pay an aggregate purchase price of US$103 million in cash.

As announced on November 25, 2009, Ericsson will purchase assets relating to the North American GSM business and Kapsch will purchase assets relating to the EMEA and Taiwan GSM businesses. Kapsch will also purchase the assets of the GSM-R business. Ericsson and Kapsch will assume the relevant customer contracts in their specified regions as well as the products, specified patents predominantly used in the GSM/GSM-R business and non-exclusive licenses of other relevant patents. The sale is subject to additional court approvals in France and certain regulatory approval, information and consultation with employee representatives and/or employees in certain EMEA jurisdictions, other customary closing conditions and certain post-closing purchase price adjustments. Nortel will work diligently with Ericsson and Kapsch towards an expected sale close at the end of the first quarter of 2010, subject to the timing of obtaining regulatory approvals.

As previously announced, NNC does not expect that its common shareholders or the preferred shareholders of NNL will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

U.S. Principal Officer

NNC had previously announced on August 10, 2009 that it was in the process of identifying a principal officer for NNI and the other Nortel companies in U.S. Chapter 11 proceedings (U.S. Debtors). NNI has entered into an agreement with John Ray who will fill the role of Principal Officer of the U.S. Debtors. In such capacity, John Ray will work with Nortel management, the Canadian Monitor, the Joint Administrators in the U.K. administration proceedings and various retained advisors, in monitoring and providing oversight of the conduct of the businesses of the U.S. Debtors in relation to various matters in connection with the Chapter 11 proceedings. Ray brings extensive experience in financial restructurings and wind downs under Chapter 11 to the role. The appointment of the Principal Officer is subject to the approval of U.S. Court.

Sale of Next Generation Packet Core Assets

NNC’s principal operating subsidiary, NNL, its U.S. subsidiary, NNI, and its Canadian subsidiary, Nortel Networks Technology Corporation, have completed the sale of the assets of its Carrier Networks business associated with the development of Next Generation Packet Core network components to Hitachi Ltd. for a purchase price of US$10 million. The sale was subject to court approvals in the U.S. and Canada as well as regulatory and other customary closing conditions. These conditions have now been satisfied and the sale was concluded effective December 8, 2009.

Under the agreement, the assets include the Next Generation Serving GPRS Support Node on Advance TeleComputing Architecture (ATCA), the Next Generation Gateway GPRS Support Node on ATCA, the Mobility Manager Element on ATCA, the AGW Serving Gateway on ATCA, the AGW Packet Data Gateway on ATCA, and the Network Element Manager associated with each. These products support the transfer of data over existing wireless networks and the next generation of wireless communications technology. The assets include relevant non-patent intellectual property, equipment and other related tangible assets, as well as a non-exclusive license of certain relevant patents and other intellectual property.

Monthly Operating Report

On December 7, 2009, NNI, a Delaware corporation and an indirect subsidiary of the Registrant, and several other direct and indirect U.S. subsidiaries of the Registrant (collectively the “U.S. Debtors”), filed their unaudited condensed combined debtors-in-possession financial statements included in the Monthly Operating Report for the period from October 1, 2009 to October 31, 2009 with the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) (In re Nortel Networks Inc., et al, Chapter 11, Case No.09-10138). A copy of the Monthly Operating Report is attached as Exhibit 99.1 to this report and is incorporated herein by reference into this Item 8.01.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the Monthly Operating Report is unaudited, was not audited or reviewed by independent accountants, and has not been subject to all procedures that would typically be applied to financial information presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Registrant cautions readers not to place undue reliance upon the Monthly Operating Report. There can be no assurance that such information is complete. The Monthly Operating Report may be subject to future adjustment and reconciliation. The Monthly Operating Report is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Monthly Operating Report for the period October 1, 2009 through October 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/s/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/s/ GRACE K. MCDONALD
Grace K. McDonald Assistant Secretary

Dated: December 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report for the period October 1, 2009 through October 31, 2009